UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 15, 2012

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Prospect Ave.
Helena, MT  59601
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (406) 442-3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01     Other Events

As previously disclosed, on June 29, 2012, Eagle Bancorp Montana, Inc. (“Eagle Bancorp”) and American Federal Savings Bank (“AFSB”, Eagle Bancorp and AFSB, collectively “Eagle”) entered into a Purchase and Assumption Agreement (the “Agreement”) with Sterling Savings Bank pursuant to which Eagle agreed to purchase Sterling’s banking operations in the State of Montana, including seven branch locations, certain deposit liabilities, loans and other assets and liabilities associated with such branch locations.  The closing of the transaction is subject to the terms and conditions set forth in the Agreement, including the receipt of regulatory approval.

On October 11, 2012, Eagle received approval for the transaction from the Office of the Comptroller of the Currency.  [The press release announcing this development is attached as Exhibit 99.1 and is incorporated herein by reference].

ITEM  9.01     Financial Statements and Exhibits.

Exhibit 99.1.    Press release dated October 15, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date:	October 15, 2012	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer